EXHIBIT p.7

                        CODE OF ETHICS OF THE SUBADVISER

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                                 CODE OF ETHICS
                                 --------------

                         GOODWIN CAPITAL ADVISERS, INC.
                         ------------------------------
                                JANUARY 22, 2007

This Code of Ethics applies to all Access Persons of Goodwin Capital Advisers, Inc.



1.       STATEMENT OF ETHICAL PRINCIPLES

         The Adviser holds its employees to a high standard of integrity and business practices. In serving their respective shareholders and clients, the Adviser strives to avoid conflicts of interest or the appearance of conflicts of interest in connection with the personal trading activities of its employees and the securities transactions in any managed account.

         While affirming their confidence in the integrity and good faith of all of their employees, officers, trustees, and directors, the Adviser recognizes that the knowledge of present or future portfolio transactions or the power to influence portfolio transactions, if held by such individuals, could place them in a position where their personal interests might conflict with the interests of the managed account, if they were to trade in securities eligible for investment by the managed account.

         In view of the foregoing and of the provisions of Sections 204-2 and 204A-1 under the Investment Advisers Act of 1940, as amended, the Adviser has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict) and to establish reporting requirements and enforcement procedures. When Access Persons covered by the terms of this Code of Ethics engage in personal securities transactions, they must adhere to the following general principles as well as to the Code's specific provisions:

(a) At all times, the interests of the Adviser and the Adviser's clients must be paramount;

(b) Personal transactions must be conducted consistent with this Code of Ethics in a manner that avoids any actual or potential conflict of interest; and

(c) No inappropriate advantage should be taken of any position of trust and responsibility.

(d) Compliance with all applicable federal securities laws must be maintained, to include the Investment Advisers Act of 1940, and the Investment Company Act of 1940.

(e) Access Persons are required to adhere to the standards of business conduct outlined in The Phoenix Companies Code of Conduct.

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(f)      Access Persons of the Advisor are required to adhere to the Phoenix
         Funds Code of Ethics.

2.       UNLAWFUL ACTIONS

         It is unlawful for any Affiliated person, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by any client account:

         (a) to employ any device, scheme or artifice to defraud any client;

         (b) to make any untrue statement of a material fact to any client or omit to state a material fact necessary in order to make the statements made to any client, in light of the circumstances under which they are made, not misleading;

         (c) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on any client; or to engage in any manipulative practice with respect to any client;

         (d) to divulge or act upon any material, non-public information, as such term is defined under relevant securities laws.

3.       DEFINITIONS

         (a) "Access Person" means any Director, officer, general partner, Portfolio Manager or Advisory Person of the adviser. An Access person is any supervised person who has access to nonpublic information regarding purchase or sales in managed accounts, or portfolio holdings of a managed account. The Compliance Department shall maintain a list of the Adviser's Access Persons.

         (b)      "Adviser" means Goodwin Capital Advisers, Inc.

         (c)      "Advisory Person" means

                  (i) any employee of the Adviser or of any company in a control relationship to the Adviser, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by the Adviser for a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

                  (ii) Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

                  (iii) Any Investment Personnel.


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         (d)      "Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person is the beneficial owner of a security for purposes of
                  Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder. Generally, beneficial ownership means having or sharing, directly or indirectly through any contract, arrangement, understanding, relationship, or otherwise, a direct or indirect "pecuniary interest" in the security. For the purposes hereof,

                  (i) "Pecuniary interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security.

                  (ii) "Indirect pecuniary interest" includes, but is not limited to: (a) securities held by members of the person's "immediate family" (this means any child, child-in-law, stepchild, grandchild, parent, parent-in-law, stepparent, grandparent, spouse, sibling, or sibling-in-law and includes adoptive relationships) sharing the same household (which ownership interest may be rebutted); (b) a general partner's proportionate interest in portfolio securities held by a general or limited partnership; (c) a person's right to dividends that is separated or separable from the underlying securities (otherwise, a right to dividends alone will not constitute a pecuniary interest in securities); (d) a person's interest in securities held by a trust; (e) a person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable; and (f) a performance-related fee, other than an asset based fee, received by any broker, dealer, bank, insurance company, investment company, investment manager, trustee, or person or entity performing a similar function, with certain exceptions (see Rule --- 16a-1(a)(2)).

         (e) "Chief Compliance Officer" refers to the person appointed by the Advisor pursuant to the provisions of Section 206(4)-7.

         (f) "Client" means each and every investment company, or series thereof, or other account managed by the Adviser, individually and collectively.

         (g) "Compliance Officer" may refer to the Adviser's designated Compliance Officer or any person designated to perform the administrative functions of this Code.

         (h)      "Control" shall have the same meaning as that set forth in
                  Section 2(a)(9) of the Investment Company Act of 1940, as amended (the "1940 Act").

         (i) "Covered Security" means all securities, including options, exchange traded funds and those issued by any reportable fund, except securities that are direct obligations of the Government of the United States, bankers' acceptances, bank +certificates of deposit, commercial paper and shares of traditional, unaffiliated registered open-end investment companies.


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         (j)      "Initial Public Offering" means an offering of securities
                  registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

         (k)      "Investment Personnel" shall mean:

                  (i) any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities; and

                  (ii) any natural person who controls the Adviser and who obtains information concerning recommendations made regarding the purchase or sale of securities by the Fund. Investment Personnel includes any Portfolio Manager or other investment person, such as an analyst or trader, who provides information and advice to a Portfolio Manager or assists in the execution of the investment decisions.

         (l) "Limited Offering" or "Private Placement" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) thereof, or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

         (m) "Managed Account" shall mean those Clients' accounts, individually and collectively, for which the Portfolio Manager makes buy and sell decisions.

         (n) "Portfolio Manager" means the person or portfolio management team entrusted to make or participate in the making of the buy and sell decisions for a Client.

         (o) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a security that is exchangeable for or convertible into a security.

         (p) "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act.

         (q) "Reportable Fund" includes those 1940 Act registered investment companies for which the Adviser or an affiliate acts as adviser or sub-adviser, or principal underwriter.

4.       EXEMPTED TRANSACTIONS

         The preclearance prohibitions of Section 5 of this Code, shall not apply to:


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         (a)      Purchases or sales effected in any account over which the
                  Advisory Person has no direct or indirect influence or control in the reasonable estimation of the Adviser's Compliance Officer. This exemption will also apply to personal brokerage accounts for which a third party (e.g. broker, financial advisor) makes all investment decisions on behalf of the Access Person. The discretionary arrangement must be documented to the Adviser's Compliance Department.

         (b) Purchases or sales which are non-volitional on the part of either the Advisory Person or the managed account.

         (c) Purchases of shares necessary to establish an automatic dividend reinvestment plan or pursuant to an automatic dividend reinvestment plan, and subsequent sales of such securities.

         (d) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         (e) Purchase or sale of securities issued under an employee stock purchase or incentive program unless otherwise restricted.

5.       PROHIBITED ACTIVITIES

         (a) IPO Rule: No Access Person may directly or indirectly acquire beneficial ownership in any securities in an Initial Public Offering (including IPOs offered through the Internet), except with the prior written approval of the Adviser's Compliance Officer. No NASD registered person may participate in an IPO pursuant to NASD Rule 2790.

         (b) Limited Offering/Private Placement Rule: No Access Person may directly or indirectly acquire beneficial ownership in any securities in a Limited Offering or Private Placement except with the prior written approval of the Adviser's Compliance Officer.

                  (i) The Adviser's Compliance Officer will make a record of any decision, and the reasons supporting the decision, to grant approval for transactions in IPOs and Limited Offerings, and will maintain these records for at least five years after the end of the fiscal year in which the approval is granted.

         (c) Preclearance Rule: No Advisory Person may directly or indirectly acquire or dispose of beneficial ownership in a Covered Security unless such transaction has been precleared by the Adviser's Compliance Officer. All option transactions must be precleared. Preclearance is required prior to executing any trade through any personal brokerage account, unless specially exempted under Section 4 above.


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                  Preclearance is valid through the business day next following the day preclearance is given.

                  (i) The Adviser's Compliance Officer will monitor investment activity by the Advisory Person involving the precleared transaction.

                  (ii) Compliance reserves up to one business day to respond to any request for preclearance.

NOTE: THE ADVISER'S COMPLIANCE OFFICER MAY DENY APPROVAL OF ANY TRANSACTION REQUIRING PRECLEARANCE UNDER THIS PRECLEARANCE RULE, EVEN IF THE TRANSACTION IS NOMINALLY PERMITTED UNDER THIS CODE OF ETHICS, IF HE OR SHE REASONABLY BELIEVES THAT DENYING PRECLEARANCE IS NECESSARY FOR THE PROTECTION OF A MANAGED ACCOUNT. ANY SUCH DENIAL MAY BE APPEALED TO THE ADVISER'S CHIEF COMPLIANCE OFFICER. THE DECISION OF THE CHIEF COMPLIANCE OFFICER SHALL BE FINAL.

         (d) Open Order Rule: No Advisory Person may directly or indirectly acquire or dispose of beneficial ownership in any Covered Security on a day during which a Managed Account has a pending "buy" or "sell" order for that security of the same type (i.e., buy or sell) as the proposed personal trade, until such order is executed or withdrawn.

                  Exceptions: The following securities transactions are exempt from the Open Order Rule:

                  1. Purchases or sales of up to 500 shares of an issuer ranked in the Standard & Poor's 500 Composite Stock Index (S&P 500) at the time of purchase or sale The Adviser's Compliance Officer shall make available an updated list of such issuers quarterly.

                  2. Purchases or sales approved by the Adviser's Compliance Officer in his/her discretion.

         (e) Blackout Rule: No Investment Personnel may directly or indirectly acquire or dispose of beneficial ownership in a Covered Security within seven calendar days before and after a Managed Account trades in that Covered Security.

                  Transactions permitted under the Blackout Rule must also satisfy the Open Order Rule and the Preclearance Rule, if and to the extent the transaction is not covered by exceptions to those rules.

ANY PROFITS REALIZED BY A PORTFOLIO MANAGER ON A PERSONAL TRADE IN VIOLATION OF SECTIONS 5(D) AND (E) MUST BE DISGORGED AT THE REQUEST OF THE FUND.


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         (f)      Ban on Short-term Trading. Advisory Persons must hold all
                  reportable securities, including options, for a period of not less than sixty (60) days from date of acquisition. Options must be written for a minimum 60 day term.

         (g) Gifts. No Access Person shall accept any gift or other item (for the purpose of this Code "gifts" include but are not limited to cash, merchandise, gifts, prizes, travel expenses, meals and certain types of entertainment) of more than $100 in value from any person or entity that does business with or on behalf of the Advisor or the Fund. All gifts and entertainment received or given must be reported to the Advisor's Compliance Department.

         (h) Service as Director. No Advisory Person shall serve on the board of directors of a publicly traded company without prior authorization by the President or the Compliance Officer of the Adviser. If board service is authorized, such Advisory Person shall have no role in making investment decisions with respect to the publicly traded company.

         (i) Market Timing Prohibited. No Portfolio Manager shall engage in excessive trading or market timing activities with respect to any mutual fund whether or not such mutual fund is a Managed Account, or is managed by such Adviser/Subadvisor or any affiliated adviser or subadviser. For the purposes of the foregoing, "market timing" shall be defined as a purchase and redemption, regardless of size, in and out of the same mutual fund within any sixty (60) day period. The foregoing restrictions shall not apply to Portfolio Managers investing in mutual funds through automatic reinvestment programs, and any other non-volitional investment vehicles. Portfolio Managers shall provide quarterly certifications as to their compliance with this restriction.


6.       REPORTING AND COMPLIANCE PROCEDURES

         (a) The Advisor shall provide a copy of the Code of Ethics, and any amendments thereto, to all Access Persons.

         (b) All Access Persons shall direct their brokers to supply, at the same time that they are sent to the Access Person, a copy of the confirmation for each personal securities trade and a copy of each periodic account statement to the Adviser's Compliance Officer.

         (c) Every Access Person shall report to the Adviser's Compliance Officer the information described in Section 6(c) of this Code with respect to transactions in any Covered Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Covered Security, provided that an Access Person whose duplicate broker trade confirmations or account statements are received by the Adviser's Compliance Officer, pursuant to
                  Section 6(a) with respect to the time period required by


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                  Section 6(c), may reference that duplicate information in
                  their quarterly report if all of the information -- required in Section 6(c) is contained in those confirmations and statements.

         (d) Every report required pursuant to Section 6(b) above shall be made not later than 15 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                  (i) with respect to any transaction during the quarter in a Covered Security in which the Access Person had or acquired any direct or indirect beneficial ownership:

                         (A) The date of the transaction, the title and number of shares; the maturity date, principal amount and interest rate of debt securities, of each Covered Security involved; as applicable the exchange ticker symbol or CUSIP number;

                         (B) The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

                         (C) The price of the Covered Security at which the transaction was effected; and

                         (D) The name of the broker, dealer or bank with or through whom the transaction was effected.

                  (ii) with respect to any account established during the quarter in which Securities were held during the quarter for the direct or indirect benefit of the Access Person:

                         (A) The name of the broker, dealer, or bank with whom the Access Person established the account; and

                         (B)  The date the account was established.

                  (iii) Access Persons are required to report transactions in any affiliated mutual fund for which they have any direct or indirect beneficial ownership; except as specifically exempted by Section 4 above.

                  (iv)   The date the report is submitted by the Access Person.

         (e) No later than 10 days after becoming an Access Person, and annually thereafter on or before January 31 of each year, each Access Person (other than Disinterested Trustees) must submit to the Adviser's Compliance Officer a report of his or her personal securities holdings (the "Initial Holdings Report" and the "Annual Holdings Report", respectively), which must include the following information


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                  (the Applicable Date for the Initial Holdings Report is the
                  date the person became an Access Person; the Applicable Date for the Annual Holdings Report must be a date no earlier than December 31 of the prior year):

                  (i) The title, type and number of shares; and/or the maturity date, principal amount and interest rate of debt securities; and as applicable, the exchange ticker symbol or CUSIP number of each Covered Security in which the Access Person had any direct or indirect beneficial ownership as of the Applicable Date.

                  (ii) The title, number of shares, and, as applicable the exchange ticker symbol or CUSIP number of any Reportable Fund holding in which the Access Person had any direct or indirect beneficial ownership as of the Applicable Date.

                  (iii) The name of any broker, dealer or bank with whom the Access Person maintained an account in which securities were held for the direct or indirect benefit of the Access Person as of the Applicable Date.

                  (iv)   The date the report is submitted by the Access Person.

         (f) Each Access Person shall submit annually to the Adviser's Compliance Officer a certification by the Access Person that he or she has received, read and understood the Code of Ethics, has complied with the Code's requirements, and has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code's requirements. The certification will be submitted to the Compliance Officer by January 31 of each year.

         (g) Any report made under this Section 6 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

         (h)      (i)   The Adviser's Compliance Officer shall submit an annual
                        report to the Directors of the Adviser that summarizes the current Code of Ethics procedures, identifies any violations requiring significant remedial action, and recommends appropriate changes to the Code, if any.

                  (ii) The Adviser's Compliance Officer shall submit to the managed fund's Compliance Officer an annual written report that

                         (A) Summarizes the current procedures under the Code of Ethics;

                         (B) Describes any issues arising from the Code of Ethics or procedures since the last report, including, but not limited to, information about


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                              material violations of the Code or procedures and
                              sanctions imposed in response to the material violations; and

                         (C) Certifies that the Adviser, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

                  (iii) These reports will be available to the Chief Compliance Officer of the Funds.

         (i) Any Access Person shall immediately report any potential violation of this Code of which he or she becomes aware to the Adviser's Compliance Officer.

         (j) An Access Person need not make reports under this Section 6 with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

         (k) Each Adviser's Compliance Officer will review all reports and other information submitted under this Section 6. This review will include such comparisons with trading records of managed accounts as are necessary or appropriate to determine whether there have been any violations of the Code.

         (l) Each Adviser's Compliance Officer will maintain a list of all Access Persons who are required to make reports under the Code, and shall inform those Access Persons of their reporting obligations. Each Adviser's Compliance Officer shall promptly notify any Access Person when any report has not been filed on a timely basis.

7.       SANCTIONS

         Upon discovering a violation of this Code, the Directors of the Adviser may impose such sanctions as it deems appropriate, including inter alia, a letter of censure or suspension or termination of employment, or suspension of personal trading privileges for such period as it may deem appropriate. Provided further, the Adviser's Compliance Officer shall review and present sanctions levied for non-compliance at each regularly scheduled Fund Board meeting. Recommended sanctions are attached as Schedule A.

8.       EXCEPTIONS

         The Adviser's Compliance Officer, may grant written exceptions to provisions of the Code based on equitable considerations. The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions, and may apply to past as well as future transactions, provided, however, that no exception will be granted where the exceptions would result in a violation of Section 204-2. Exceptions granted will be reported to the Directors of the Advisor, as well as the Boards of any managed fund.


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9.       RECORDKEEPING

         All Code of Ethics records will be maintained pursuant to the provisions of Rules 204A-1 and 17j-1.

10.      OTHER CODES OF ETHICS

         This Code of Ethics does not amend or supercede any other Code(s) of Ethics that may affect the duties and obligations of any person affected hereby.



Approved March 1, 2007


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CERTIFICATION:
--------------

By my signature below, I certify that I have received, read, and understood the foregoing policies of the Goodwin Capital Advisers, Inc. Code of Ethics, and will comply in all respects with such policies.







--------------------------------------               ---------------------
Name                                                 Date


Please print or type name: ___________________________________


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
----------------------------------------------------------------------------------------------------------------------------------
          INITIAL HOLDINGS REPORT                            Q REPORT                      Q REPORT AFFILIATED MF TRANSACTIONS
-------------------------------------------- ------------------------------------------ ------------------------------------------
            All Access Persons                          All Access Persons                        Investment Personnel
-------------------------------------------- ------------------------------------------ ------------------------------------------
o    1st violation - written warning          o   1st violation - written warning        o   1st violation - written warning
o    2nd violation within the same            o   2nd violation within the same          o   2nd violation within the same
     year - $50.00 fine payable to the            year - $50.00 fine payable to the          year - $50.00 fine payable to the
     Phoenix Foundation                           Phoenix Foundation                         Phoenix Foundation
o    3rd violation within the same                3rd violation within the same          o   3rd violation within the same
     year - suspension of trading                 year - suspension of trading               year - suspension of trading
     privileges for 30 days                       privileges for 30 days                     privileges for 30 days
-------------------------------------------- ------------------------------------------ ------------------------------------------

-------------------------------------------- -----------------------------------------------------
              ANNUAL REPORT                                     PRE-CLEAR
-------------------------------------------- -----------------------------------------------------
           All Access Persons                                Advisory Persons
-------------------------------------------- -----------------------------------------------------
 o   1st violation - written warning         o    1st violation - written warning
                                             o    2nd violation within the same year - $100
                                                  fine payable to the Phoenix Foundation and
                                                  suspension of trading privileges for 30 days
                                             o    3rd violation within the same year -
                                                  suspension of trading privileges for 90 days

------------------------------------------- -----------------------------------------------------




-------------------------------------------- ------------------------------------------ ------------------------------------------
    PRE-CLEAR IPOS & LIMITED OFFERINGS*                      BLACKOUT                          60-DAY HOLDING REQUIREMENT

-------------------------------------------- ------------------------------------------ ------------------------------------------
            Advisory Personnel                         Investment Personnel                        Advisory Personnel
-------------------------------------------- ------------------------------------------ ------------------------------------------
o    1st violation - Reported to Chief       o    1st violation - disgorgement of       o    1st violation - written warning

     Legal Officer and President of               profits on the personal trade         o    2nd violation - violation
     Goodwin Capital Advisers for            o    2nd violation - Reported to                within the same year - $50.00 fine
     determination of appropriate                 Chief Legal Officer and President          payable to the Phoenix Foundation
     sanctions.                                   of Goodwin Capital Advisers for       o    3rd violation within the same
o    2nd violation - possible grounds             determination of appropriate               year - suspension of trading
     for termination                              sanctions.                                 privileges for 60 days
                                             o    3rd violation - possible
                                                  grounds for termination
-------------------------------------------- ------------------------------------------ ------------------------------------------


------------------------------------------ -----------------------------------------------------
     MARKET TIMING PROHIBITION AND Q
               CERTIFICATE                                   OPEN ORDER RULE
------------------------------------------ -----------------------------------------------------
          Investment Personnel                             Investment Personnel
------------------------------------------ -----------------------------------------------------
 o   1st violation - possible                o  1st violation - Reported to Chief Legal
                        -
     grounds for termination at                 Officer and President of Goodwin Capital
     determination of Chief Legal               Advisers for determination of appropriate
     Officer and President of Goodwin           sanctions.
     Capital Advisers                        o  2nd violation - possible grounds for
                                                termination



------------------------------------------ -----------------------------------------------------



*s/t NASD Prohibition Rule 2790